             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549



                   REGISTRATION STATEMENT
                         ON FORM S-8
                            UNDER
                 THE SECURITIES ACT OF 1933


                All American Food Group, Inc.
                -----------------------------
   (Exact name of Registrant as specified in its charter)

     New Jersey                                22-3259558
(State or other jurisdiction of               (IRS employer
incorporation or organization)                 identification no.)

     104 New Era Drive
     South Plainfield, NJ                       07080
     --------------------                       -----
  (Address of principal executive offices)      (Zip Code)


                    Consulting Agreement
                    --------------------
                  (full name of the plans)


                        908-757-3022
                        ------------
    (Telephone number, including area code, of agent for service)


Approximate Date of Commencement of Proposed Sales under the Plan:
------------------------------------------------------------------
     As soon as practicable from time to time after this Registration Statement becomes effective


                  Total Number of Pages: 20
                  -------------------------
    Exhibit Index begins on sequentially numbered page: 7






                           Page 1



               CALCULATION OF REGISTRATION FEE


Title of                        Proposed          Proposed
Securities                      Maximum           Maximum          Amount of
to be          Amount to be     Offering          Aggregate        Registration
Registered     Deregistered     Price per Share   Offering Price   Fee
________________________________________________________________________________
Common Stock
par value $.01  2,200,000(1)     $.015 (2)         $33,000.00       n/a (1)

(1) Represents 2,200,000 Shares of Registrant's common stock (the "Shares") issued in a registration statement on Form S-8 on December 3, 1998 (the "December 1998 Registration Statement"), which December 1998 Registration Statement by error failed to contain a current consent from the Regis-trant's certified public accountants. As a result of this error, Registrant is hereby withdrawing the December 1998 Registration Statement hereunder, and as a result, no registration fee is applicable to this filing.

(2) Estimated solely for the purpose of calculating the initial registration fee, based, on the average of the bid and asked price of the Registrant's Common Stock on December 1, 1998, immediately prior to the filing of the December 1998 Registration Statement.



















                           Page 2

                           PART I

     INFORMATION REQUIRED BY THE REGISTRATION STATEMENT

Item 1.        Plan Information:

       All American Food Group, Inc. (hereinafter the "Registrant") has entered into a consulting services agreement (the "Agreement") with Interbras Global Trading Co., Ltd., a New York corporation ("Interbras"), as a consultant to the Registrant.

       The Agreement provides for Interbras to provide services to the Registrant and its subsidiary, including but not limited to the following: (i) directing and/or assigning purchase orders to the Registrant for the sale in the United States of fish products, and specifically including fifteen containers of frozen Brazilian lobster tails, among other food products; (ii) from the foregoing sale of fifteen containers of frozen Brazilian lobster tails, Interbras represents that the Registrant will realize a minimum of ten (10%) percent profit above the cost of product, FOB-Brazil, during the term of this Agreement; (iii) Interbras may direct for the Registrant's benefit the sale of other food products, which net profits will be applied to the profit requirements in (ii) above; (iv) Interbras will provide the Registrant with all necessary documentation and reports, including invoicing, shipping documents, dates of shipments and sales, among others, in order for the Registrant to recognize and report in its filings under the Securities Exchange Act of 1934, including Forms 10-QSB, 10-KSB and 8-K, and for other public disclosure, as appropriate under the Federal securities laws; (v) serving as a liaison between the Registrant, the Brazilian seafood suppliers, and the customers purchasing the frozen lobster tail and other fish and food products in the United States; and (vi) being available, from time to time, on reasonable notice, for meetings with the Registrant's board of directors and other meetings that the Registrant may arrange with members of the investment community, financial institutions, shareholders and others, to benefit the business of the Registrant and consistent with the disclosure requirements of the Registrant as a reporting company under the Securities
Exchange Act of 1934, for the purpose of furthering the foregoing defined Services.

     In consideration for the above referenced Services, and pursuant to the Agreement, the Registrant has previously issued to Interbras in the December 1998 Registration Statement 2,000,000 Shares and issued 200,000 Shares to Carl
J. Casano, Esq., and his corporate securities consulting staff, for services in connection with the preparation and review of the agreement between the Registrant and Interbras Global Trading Co., Ltd., the preparation and review of the December 1998 Registration Statement. This Registration Statement on Form S-8 is for the purpose of withdrawing the December 1998 Registration Statement and deregistering the Shares issued thereunder, for the reasons set forth in Note 1 to the Cover Page of this Registration Statement. This Registration Statement does not include any additional Shares or Option Shares that are or may be issuable to Interbras under the Agreement.

                           Page 3

Item 2.        Registrant Information and Employee Plan
      Annual Information:

      The Registrant, notwithstanding the withdrawal of the December 1998 Registration Statement, shall provide Interbras, as consultant, without charge, upon its written or oral request, the documents incorporated reference in
Item 3 of Part II of this Registration Statement. The Registrant shall also provide Interbras, without charge, upon its written or oral request, with all other documents required to be delivered to Consultants pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to the Registrant at 4475 South Clinton Avenue, South Plainfield, NJ 07080.



                           Page 4

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference:
      The  following documents are incorporated by reference
in this Registration
Statement.
      (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997, filed pursuant to
Section  13(a) of the Securities Exchange Act  of  1934,  as
amended   to   include   unaudited   pro   forma   condensed
consolidated financial statements for the fiscal year  ended
October 31, 1997.
      (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998.
      (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1998.
      (d) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998, as amended to include
unaudited   pro   forma  condensed  consolidated   financial
statements for the nine month period ended July 31, 1997.
      (e) Registrant's Current Report on Form 8-K filed with the SEC on January 7, 1998, which contains, among other information, the Registrant's include unaudited pro forma condensed consolidated financial statements for the fiscal
year   ended  October  31,  1997  and  unaudited  pro  forma
condensed consolidated financial statements for the nine month period ended July 31, 1997.
      (f) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 6, 1996 under Section 12 of the Securities Exchange Act of 1934. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the December 1998 Registration Statement as well as this Registration Statement withdrawing the Shares registered in the December 1998 Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which deregisters all securities unsold under the December 1998 Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such document.

Item 4.        Description of Securities:
      Not applicable. The class of securities referred here-under is registered under Section 12 of the Securities Ex-change Act of 1934.

Item 5.        Interest of Named Experts and Counsel:
      Counsel, Carl J. Casano, Esq., who has rendered his opinion in connection with this Registration Statement, has been issued together with his corporate securities advisor, was issued 200,000 Shares in the December 1998 Registration Statement, which are hereby deregistered.

                           Page 5

Item 6.        Indemnification of Directors and Officers:

      Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.

      The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

     The Registrant's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Registrant's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the
Registrant and with respect to criminal proceedings  if  the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection  provided  by  these  provisions  will  help  the
Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable

                           Page 6
under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

Item 7.        Exemption From Registration Claimed:

     Not applicable.

Item 8.   Exhibits:

Exhibit
Number    Description of Document

4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
3.3 of the Registrant's Registration Statement on Form SB-2 (File No. 333-4490), as amended (the "Registration Statement").

4.2       Second Amended and Restated By-Laws of the Company
(incorporated herein by reference to Exhibit 3.5 of the Registrant's Registration Statement).

4.3       Consulting Agreement dated as of November 25, 1998

5.1 Opinion of Carl J. Casano, Esq. counsel re: the withdrawal of the December 1998 Registration Statement by the filing of this Registration Statement.

23.1      Consent of DelSanto & DeFreitas

23.2      Consent of Counsel (included in Exhibit 5.1).

Item 9.        Undertakings:

(a)  The undersigned Registrant hereby undertakes:
      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment

                           Page 7
thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant,  the  Registrant has been advised  that  in  the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.
                           Page 8

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 this Registration Statement withdrawing the December 1998 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Plainfield, County of Essex, State of New Jersey, on the 7th day January, 1999.


ALL AMERICAN FOOD GROUP, INC.
By:  /s/ Andrew Thorburn
     Andrew Thorburn,
     Chairman of the Board
     and Chief Executive Officer


      Pursuant to the requirements of the Securities Act  of
1933,  this  Registration Statement has been signed  by  the
following  persons  in  the  capacities  and  on  the   date
indicated.


Signature                          Date

/s/ Andrew Thorburn                January 7, 1999
Name: Andrew Thorburn
Title: Chairman of the Board of Directors,
President and Chief Executive Officer
(Principal Executive Officer and Principal
Financial and Accounting Officer)



/s/ Thomas Lisker                  January 7, 1999
Name: Thomas Lisker
Title: Director


                         EXHIBIT 4.3






































                           Page 10

                    CONSULTING AGREEMENT

      This Agreement, dated as of this 25th day of November, 1998 (the "Agreement"), is between All American Food Group, Inc., a New Jersey corporation, with offices at 104 New Era Drive, South Plainfield, NJ 07080 (the "Company") and Interbras Global Trading Co., Ltd., a New York corporation, with offices at 45 Rockefeller Plaza, 20th Floor, New York, NY 10111 (the "Consultant").

      WHEREAS, the Company desires to enter into this Agreement with the Consultant for the purpose of engaging the services of the Consultant for the benefit of the Company in connection with, among other things, the establishment of a shellfish import, marketing and sale division for the Company, which division shall have the express purpose of generating sales revenues for the Company from the sale in the United States of imported shellfish products purchased from the Consultant's affiliates in Brazil; and

      WHEREAS, the Consultant desires to enter into this Agreement with the Company to provide the services to the Company as defined below, pursuant to the terms and for the consideration as set forth herein.

     NOW THEREFORE, the parties agree as follows:

      1.    Term:     This Agreement shall be for  the  term
commencing on the date first set forth above and ending on January 31, 2000.

      2.    Consulting Services:          The Company hereby
retains the Consultant to provide consulting services (the "Services") to the Company, and the Consultant hereby accepts such retention by the Company upon the terms and conditions herein set forth. Such Services shall include, but not to be limited to, providing the following: (i) directing and/or assigning purchase orders to the Company for the sale in the United States of fish products, and specifically including fifteen containers of frozen Brazilian lobster tails, among other food products; (ii) from the foregoing sale of fifteen containers of frozen Brazilian lobster tails, the Consultant represents that the Company will realize a minimum of ten (10%) percent profit above the cost of product, FOB-Brazil, during the term of this Agreement; (iii) the Consultant may direct for the Company's benefit the sale of other food products, which net profits will be applied to the profit requirements in (ii) above; (iv) the Consultant will provide the Company with all necessary documentation and reports, including invoicing, shipping documents, dates of shipments and sales, among others, in order for the Company to recognize and report in its filings under the Securities Exchange Act of 1934, including Forms 10-QSB, 10-KSB and 8-K, and for other public disclosure, as appropriate under the Federal securities laws; (v) serving as a liaison

                           Page 11
between the Company, the Brazilian seafood suppliers, and the customers purchasing the frozen lobster tail and other fish and food products in the United States; and (vi) being available, from time to time, on reasonable notice, for meetings with the Company's board of directors and other meetings that the Company may arrange with members of the investment community, financial institutions, shareholders and others, to benefit the business of the Company and consistent with the disclosure requirements of the Company as a reporting company under the Securities Exchange Act of 1934, for the purpose of furthering the foregoing defined Services.

     3.   Shares and Option Consideration:

                1.   Upon the execution and delivery of this
Agreement, and as partial consideration for the Services rendered and to be rendered by Consultant during the term of this Agreement, the Company shall cause to be issued to Consultant and/or its designees, an aggregate of two million shares of Common Stock of All American Food Group, Inc. (the "Shares") and grant to Consultant and/or its designees a common stock purchase option (the "Option") exercisable to purchase two million Shares (the "Option Shares"), at an exercise price of $.02 per Option Share. The two million Shares and the two million Option Shares will be registered immediately upon execution of this Agreement in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), in the name of Consultant and/or its designees, as instructed by Consultant.

                2.    In  addition, All American Food Group,
Inc., on January 15, 1999, shall issue to Consultant and/or its designees an additional two million Shares, which will also be immediately registered in a registration statement on Form S-8 or post effective amendment thereto.

                3.    All  American Food Group, Inc.  hereby
further undertakes on each of March 15, 1999, June 15, 1999, and September 15, 1999, to issue to Consultant and/or its designees one million Shares and grant to Consultant and/or its designees a further Option to purchase one million Option Shares. With respect to the Option to be granted on March 15, 1999, the exercise price shall be at the lower of the lowest closing bid price of the Shares during the thirty days prior to March 15, 1999 or $.02 per Option Share. With respect to each of the Options to be granted on June 15, 1999 and September 15, 1999, the exercise price shall be determined based upon the closing bid price of the Shares on the date of the grant of each Option. All of the Shares and Option Shares referred to in this paragraph shall also be registered in registration statements on Form S-8, or post effective amendments thereto, immediately upon the issuance of the Shares and grant of the Options on the dates set forth above, in the name of Consultant and/or its designees, as instructed by Consultant.

                           Page 12

               4. Within ten days prior to the issuance of one million Shares and the grant of the Option to purchase one million Option Shares scheduled for September 15, 1999, the Consultant and the Company will review the number of containers of frozen Brazilian lobster tails shipped to the date of such review. If the Consultant is on schedule to complete its commitment, then the Shares shall be issued and the Option granted. If it reasonably appears that the schedule for fifteen containers cannot be satisfied prior to the end of the term, the Company will have the right to withhold this last issuance of one million Shares and/or grant the Option to purchase one million Option Shares, in order to offset any adjustment that may be necessary, pending satisfaction of the goals set forth in Section 2, Consulting Services (i), (ii) and (iii) above.

                5.   Each Option shall be exercisable by the
Consultant and/or its assigns for a period of one year from the date of grant.

      4. Independent Contractor: At all times during the term of this Agreement, Consultant shall be an independent contractor and not an employee or affiliate of the Company.

      5. Compliance With All Applicable Law: Both Consultant and the Company acknowledge that the Company is required to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the rules promulgated by the Securities and Exchange Commission, including the rules requiring the Company to remain current under the Exchange Act, and the applicable securities and other laws of various states. Consultant represents that it is fully authorized to perform the Services contemplated herein and that there is no legal impediment to its performance of such Services.

     6. Indemnification: Consultant shall indemnify and hold harmless the Company from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable attorney's fees, incurred in litigation or otherwise, assessed, incurred or sustained by or against the Company with respect to or arising out of the performance of consulting Services under this Agreement excepting only those losses caused by the gross negligence or willful misconduct of the Company. The Company shall indemnify and hold harmless Consultant from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, causes, of action, proceedings, judgments and liabilities, including reasonable attorney's fees, incurred in litigation or otherwise, assessed, incurred or sustained by or against Consultant with respect to or arising out of the performance of consulting Services under this Agreement excepting only those losses caused by the negligence or willful misconduct of Consultant.

                           Page 13

     7.   Miscellaneous:

             a.     Entire   Agreement:     This   Agreement
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

           b.    Amendment:     This Agreement  may  not  be
amended or modified in any respect, except by the mutual written agreement of the parties hereto.

          c. Waivers and Remedies: The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

           d. Severability: The invalidity of any one or more of the words, phrases, sentences, clause, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed ads of such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection of subsections had not been inserted.

           e.    Descriptive  Headings:     The  descriptive
headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          f. Counterparts: This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument. In addition, facsimile copies of the signed Agreement shall be deemed an original.

           g. Notices: All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to Consultant, then to:
                         Interbras Global Trading Co., Ltd.
                         45 Rockefeller Plaza, 20th Floor,
                         New York, NY 10111

                             Page 14

     If to the Company, then to:
                         All American Food Group, Inc.
                         104 New Era Drive
                         South Plainfield, NJ 07080

          h. Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefits of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the consent of the other party.

           i.   Applicable Law:     This Agreement shall  be
governed by and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

           j.   Arbitration:        Any controversy or claim
arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal of any party to perform the whole or any part of this Agreement, shall be settled by arbitration in New York County, State of New
York, in accordance with the rules and regulations of the American Arbitration Association. The judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction. Any decision made by an arbitrator or by the arbitrators under this provision shall be enforceable as a final and binding decision, as if such decision were a final decision or decree of a court of competent jurisdiction. The parties further agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon entry of the decision of the arbitrator or arbitrators the reasonable attorney's fees incurred in bringing such proceeding.

            l.    Agent:          Neither  party  is  hereby
constituted an agent or legal representative of the other party hereto and neither is granted by right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, covenant, warranty, or guaranty, except as expressly granted or made in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERBRAS  GLOBAL  TRADING CO., LTD.     ALL  AMERICAN  FOOD
GROUP, INC.



By:  /s/  Louis  C. Miceli, President       By:  /s/  ANDREW THORBURN, CEO
          Name (Title)                                Name (Title)

                           Page 15

                         EXHIBIT 5.1









































                           Page 16

                    Carl J. Casano, Esq.
                  225 Broadway--41st Floor
                        New York, NY
                            10007
           Phone: 212-406-2237--Fax: 212-732-8167

                                      January 7, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

                    Re:  All American Food Group, Inc.
                         Registration Statement on Form S-8

Gentlemen:

      I have been requested by All American Food Group, Inc.(the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with this registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), withdrawing the registration statement on Form S-8 filed on December 3, 1998 which included a total of 2,200,000 shares of common stock, 2,000,000 of which shares were issued for services being provided to the Registrant by its consultant, Interbras Global Trading Co., Ltd. In addition, a total of 200,000 shares were issued to the undersigned and to the undersigned's corporate securities consultant for services to the Registrant. This registration statement withdraws and deregisters the 2,200,000 shares issued in the December 1998 registration statement.

      In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in this registration statement and the December 1998 registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act of 1934. I have further determined that the shares issued in the December 1998 registration statement have been legally deregistered in this registration statement by its filing under the Act, which has been duly authorized by the Registrant.

      I hereby consent to the inclusion of this opinion in the registration statement on Form S-8 being duly filed with the Securities and Exchange Commission.

                                   Very truly yours,


                                   /s/ Carl J. Casano
                           Page 17

                        Exhibit 23.1

































                           Page 18

                        EXHIBIT 23.1


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, which is filed for the purpose of de-registrating the securities previously re-gistred on Form S-8 filed on December 3, 1998, of All Ameri-can Food Group, Inc. dated January 7, 1999 and filed with the Securities and Exchange Commission of our re-
port dated February 7, 1998 covering the consolidated financial statements of All American Food Group, Inc. and Subsidiaries for the fiscal years ended October 31, 1997 and 1996 which has been previously filed with the Securities and Exchange Commission in its Annual Report on Form 10-KSB and which has been effectively amended by the filing on Form 8-K on this same date of unaudited pro forma condensed consolidated financial statements for fiscal year ended Oc-tober 31, 1997.




                      /s/:DelSanto  &  DeFreitas,
                          Certified Public Accountants
                          DelSanto & DeFreitas, CPA's

       January 7, 1999



















                           Page 19

                        EXHIBIT 23.2

                 (Contained in Exhibit 5.1)

































                           Page 20